                     (COMMONWEALTH BANCORP, INC. LETTERHEAD)

For release:  IMMEDIATELY
Contact:      Charles M. Johnston, Chief Financial Officer, (610) 313-2189

              COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS
                             FOR FIRST QUARTER 1997

Norristown, PA, April 15, 1997 -- Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $4.7 million for the first quarter of 1997. Net income was $2.6 million for the first quarter of 1996.

The $2.0 million, or 77%, increase in net income in the first quarter of 1997, compared to the first quarter of 1996, was primarily attributable to a $1.0 million (after-tax) nonrecurring net gain on the sale of the Company's previous headquarters building and a branch property, as well as earnings relating to the 1996 acquisition of 12 branch offices in Berks and Lebanon Counties, PA ("Berks Acquisition"). In addition, the leveraging of the capital raised in the Company's June 1996 Conversion, Reorganization and stock offering contributed to the increase in first quarter 1997 net income.

Earnings per share of common stock were $0.28 in the first quarter of 1997, compared to $0.33 in the first quarter of 1996. The decrease in earnings per share was primarily attributable to an increase in the number of common shares outstanding after the completion of the Company's Conversion, Reorganization and stock offering in June 1996. As part of that transaction, former holders of Commonwealth Bank common stock exchanged each of their shares for 2.0775 shares of Commonwealth Bancorp, Inc. common stock.

The first quarter of 1997 was marked by a number of significant accomplishments. During the quarter, Commonwealth:

     - Completed the acquisition of five mortgage production offices of Homestead Mortgage, Inc. located in MD and PA;
     - Opened its 15th supermarket branch office, bringing the total number of branches to 54 in the Bank's eight county region in Southeast PA;
     - Completed the sale of the Company's previous headquarters building in Malvern, PA and successfully relocated to lower-cost facilities in Norristown, PA;
     - Completed the purchase of 0.9 million shares of the Company's common stock to be used for general corporate purposes;
     - Increased the quarterly dividend by 17% to $0.07 per share.

Reflecting on the Company's accomplishments in the first quarter, Charles H. Meacham, Chairman and Chief Executive Officer, noted, "Commonwealth made excellent progress toward the realization of its strategic goals in the first quarter of 1997. The Company met the challenges associated with the headquarters relocation while continuing to expand its core businesses of retail, business, and mortgage banking, and effectively managing its strong capital position."

                                     - more -

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS
FOR FIRST QUARTER 1997
page 2

Commonwealth's earnings for the first quarter of 1997 reflected $1.6 million in non-cash expenses relating to the amortization of goodwill and core deposit intangibles acquired in various acquisitions and accounted for under the purchase method of accounting. This compared to $0.6 million of such expenses in the first quarter of 1996.

Net interest income was $17.8 million in the first quarter of 1997, an increase of 44% compared to $12.4 million in the first quarter of 1996. The increase was primarily attributable to sharply higher interest-earning asset levels, and a modestly higher net interest margin.

Average interest-earning assets were $2.0 billion in the first quarter of 1997, compared to $1.4 billion in the first quarter of 1996. The increase was due primarily to the Berks Acquisition and to the leveraging of the capital raised in the stock offering. In addition, growth in supermarket banking and business banking contributed to the increase in interest-earning assets.

The net interest margin was 3.58% in the first quarter of 1997, up slightly from 3.47% in the first quarter of 1996. The increase was attributable to a 0.07% improvement in the favorable effect relating to interest free funds and a 0.04% improvement in the spread between the yield on interest-earning assets and the cost of interest-bearing liabilities (net interest spread).

Noninterest income totaled $5.4 million in the first quarter of 1997, compared to $3.4 million in the first quarter of 1996. The increase primarily reflected a $1.5 million net gain on the sale of the Company's previous headquarters building and the sale of a branch property. Also contributing to the increase in noninterest income in the first quarter of 1997 was a $0.5 million increase in deposit fees. The increase in deposit fees was primarily attributable to the Berks Acquisition, growth in supermarket banking, and expansion of Commonwealth's business banking activities.

Noninterest expense was $15.7 million in the first quarter of 1997, compared to $11.7 million in the first quarter of 1996. The increase was primarily attributable to higher expenses relating to the Berks Acquisition and the acquisition of the Homestead Mortgage production offices, as well as to expenses related to growth in supermarket banking and expansion of business banking activities. The increase in noninterest expense was offset, in part, by a $0.6 million decrease in FDIC premium expense. This decrease was related to a reduction in deposit insurance premiums from $0.23 to approximately $0.08 per $100 of deposits, and to a $0.2 million refund of prior year FDIC premiums received in the first quarter of 1997.

Provision for credit losses totaled $0.3 million in the first quarter of 1997, compared to no provision recorded in the first quarter of 1996. At March 31, 1997, the allowance for credit losses totaled $10.0 million, or 0.89% of loans. The allowance for credit losses was $7.5 million, or 0.89% of loans at March 31, 1996. The increase in the allowance for credit losses in 1997 was primarily due to the $2.4 million in allowance acquired in the Berks Acquisition.

                                    - more -

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS
FOR FIRST QUARTER 1997
page 3

Net credit losses totaled $0.2 million, or 0.08% of average loans in the first quarter of 1997. This compared to $0.1 million, or 0.03% of average loans in the first quarter of 1996. The increase in net credit losses was primarily related to the loans acquired in the Berks Acquisition.

Nonperforming assets totaled $9.4 million, or 0.42% of assets at March 31, 1997, compared to $7.3 million, or 0.44%, at March 31, 1996. The increase in nonperforming assets was primarily related to the commercial loans acquired in the Berks Acquisition.

The Bank's core capital ratio was 6.5% at March 31, 1997. This compared to 7.3% at March 31, 1996. The decrease was primarily attributable to the increase in intangibles related to the Berks Acquisition.

Commonwealth Bancorp, Inc., with consolidated assets in excess of $2.2 billion, is the holding company for Commonwealth Bank, which has branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Connecticut, Maryland, New Jersey, and Rhode Island.

Detailed supplemental information follows.

                    COMMONWEALTH BANCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF INCOME
                        (in thousands, except share amounts)

                                                 For the Quarter Ended March 31,
                                                 -------------------------------
                                                    1997               1996
                                                 -------------------------------
                                                            (Unaudited)

Interest income:
  Interest on loans                                   $    22,055    $  16,380
  Interest and dividends on deposits and money
    market investments                                        565          601
  Interest on investment securities                         1,014          722
  Interest on mortgage-backed securities                   13,821        8,970
                                                   ---------------------------
        Total interest income                              37,455       26,673
                                                   ---------------------------

Interest expense:
  Interest on deposits                                     13,915       10,540
  Interest on notes payable and other borrowings            5,692        3,750
                                                  ----------------------------
        Total interest expense                             19,607       14,290
                                                  ----------------------------
        Net interest income                                17,848       12,383
Provision for loan losses                                     300            0
                                                  ----------------------------
        Net interest income after provision
          for loan losses                                  17,548       12,383
                                                  ----------------------------

Noninterest income:
  Deposit fees and related income                           1,534        1,072
  Servicing fees                                            1,202        1,166
  Net gain on sales of mortgage loans                         719          872
  Net loss on sales of foreclosed real estate                (69)         (55)
  Other                                                     1,982          350
                                                  ----------------------------
         Total noninterest income                           5,368        3,405
                                                  ----------------------------

Noninterest expense:
  Compensation and employee benefits                        7,938        5,722
  Occupancy and office operations                           2,427        1,947
  FDIC premium                                               (31)          613
  Advertising and promotion                                   418          317
  Amortization of intangible assets                         1,578          573
  Other                                                     3,397        2,526
                                                  ----------------------------
         Total noninterest expense                         15,727       11,698
                                                  ----------------------------
         Income before income taxes                         7,189        4,090
Income tax provision                                        2,519        1,452
                                                  ----------------------------
Net income                                           $      4,670   $    2,638
                                                  ----------------------------
                                                  ----------------------------
Weighted-average number of shares outstanding          16,556,570    7,996,103
                                                  ----------------------------
                                                  ----------------------------
Earning per share                                    $       0.28   $     0.33
                                                  ----------------------------
                                                  ----------------------------

                       COMMONWEALTH BANCORP, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                                     (in thousands)

                                                                                                     March 31,       December 31,
                                                                                                       1997              1996
                                                                                                  --------------------------------
                                                                                                    (Unaudited)

Assets:
Cash and due from banks                                                                             $    36,792       $     39,268
Interest-bearing deposits                                                                                     0             15,111
Short-term investments available for sale                                                                31,507              5,723
Mortgage loans held for sale                                                                             35,213             17,335
Investments securities
  Securities available for sale (cost of $70,069
    and $53,815, respectively), at market value                                                          69,905             53,935
Mortgage-backed securities
 Securities held to maturity (market value of $227,802
   and $239,447, respectively), at cost                                                                 227,893            237,743
 Securities available for sale (cost of $603,677
   and $511,833, respectively), at market value                                                         600,888            514,964
Loans receivable, net                                                                                 1,116,269          1,113,114
Accrued interest receivable, net                                                                         13,159             13,339
FHLB stock, at cost                                                                                      14,175             11,159
Premises and equipment, net                                                                              15,715             25,369
Intangible assets                                                                                        49,656             51,220
Mortgage servicing rights                                                                                 7,770              7,677
Other assets, including net deferred taxes of $3,300 and $1,144, respectively                            17,066             14,004
                                                                                                ----------------------------------
                      Total assets                                                                  $ 2,236,008       $  2,119,961
                                                                                                ----------------------------------
                                                                                                ----------------------------------

Liabilities:
 Deposits                                                                                           $ 1,497,607       $  1,491,450
 Notes payable and other borrowings:
  Secured notes due to Federal Home Loan Bank of Pittsburgh                                             214,000            175,000
  Secured sold under agreements to repurchase                                                           250,467            176,674
 Advances from borrowers for taxes and insurance                                                         27,267             23,883
 Accrued interest payable, accrued expenses and other liabilities                                        32,737             21,030
                                                                                                 ---------------------------------
                       Total liabilities                                                              2,022,078          1,888,037
                                                                                                 ---------------------------------

Shareholders' Equity:
 Preferred stock, $0.10 par value; 5,000,000 shares
   authorized; none issue
 Common stock, $0.10 par value; 30,000,000 shares authorized
  18,008,425 shares issued and 17,110,825 outstanding at March 31, 1997
  17,953,613 shares issued and outstanding at December 31, 1996                                           1,801              1,795
 Additional paid-in capital                                                                             133,097            132,931
 Retained earnings                                                                                      109,169            105,577
 Unearned stock benefit plan compensation                                                              (14,451)           (10,510)
 Unrealized (loss) gain on marketable securities, net                                                   (1,919)              2,131
 Treasury stock, at cost; 897,600 shares at March 31, 1997                                             (13,767)                 --
                                                                                                 ---------------------------------
                        Total shareholders' equity                                                      213,930            231,924
                                                                                                 ---------------------------------
                        Total liabilities and shareholders' equity                                  $ 2,236,008      $   2,119,961
                                                                                                 ---------------------------------
                                                                                                 ---------------------------------

                             COMMONWEALTH BANCORP, INC.
                           Selected Financial Highlights
                   (dollars in thousands, except per share data)


                                                    For the Quarter Ended
                                            ----------------------------------
BALANCE SHEET DATA:                          March 31, 1997     March 31, 1996
                                              (Unaudited)         (Unaudited)
                                            ----------------------------------
Average Loans                                  $1,105,066             $798,478
Average Interest-Earning Assets                 2,021,841            1,434,805
Average Asset                                   2,160,499            1,529,423
Average Deposits                                1,495,072            1,118,266
Average Interest-Bearing Liabilities            1,896,554            1,367,018
Average Shareholders' Equity                      223,654              136,833

                                                          As of
                                           -----------------------------------
                                             March 31, 1997  December 31, 1996
                                             (Unaudited)
                                           -----------------------------------
Book Value Per Share                             $12.50              $12.92
Tangible Book Value Per Share                      9.60               10.07
Non-performing Loans                              8,258               8,058
Non-performing Assets                             9,445               9,148

                                                  For the Quarter Ended
                                            ----------------------------------
OPERATING DATA:                              March 31, 1997     March 31, 1996
                                              (Unaudited)        (Unaudited)
                                          ------------------------------------
Annualized Return on Assets                      0.88%               0.69%
Annualized Return on Equity                      8.46%               7.75%
ComNet Mortgage Originations                   $98,199            $128,974
Net Income Per Share                              0.28                0.33

                                                         As of
                                          -----------------------------------
CAPITAL RATIOS:*                             March 31, 1997 December 31, 1996
                                              (Unaudited)
                                        -------------------------------------
Core Capital                                        6.5%               6.6%
Risk Based Capital                                 14.0%              14.2%



* Represents ratios of Commonwealth Bank.